Verano Announces First Quarter 2023 Financial Results

Company Capitalizes on Strength of Recently-Converted Adult Use Markets to Deliver Revenue of $227 Million, a 12% Year-Over-Year Increase

CHICAGO, May 10, 2023 (GLOBE NEWSWIRE) – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the first quarter ended March 31, 2023, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Management Commentary
“I’m very pleased with our first quarter results which validate the effectiveness of our strategy, highlighted by revenue growth, positive Free Cash Flow1 and strong Adjusted EBITDA2 margins,” said George Archos, Verano Founder, Chairman and Chief Executive Officer. “Our results were bolstered by the launch of adult use sales in Connecticut, expanding our retail footprint across key markets, strengthening our portfolio to satisfy consumers’ evolving preferences, and delivering greater efficiencies that increased output across many key metrics. We remain confident in our ability to continue growing the business in a challenged environment, will closely monitor developments in Washington D.C. on the reintroduction of SAFE banking legislation, and look forward to leveraging our deep experience in transitioning markets as we approach the forthcoming launch of adult use sales in Maryland.”

First Quarter 2023 Financial Highlights

	For the Three Months Ended
($ in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Revenues, net of discounts	$227,060	$225,927	$202,235
Gross Profit	109,185	103,336	98,617
Income (Loss) from Operations	33,782	(206,977)	11,062
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(9,237)	(216,110)	(214)
Adjusted EBITDA[2]	70,635	78,713	87,202

•Revenue of $227 million increased 12% year-over-year and increased 1% versus the prior quarter.
•Gross profit of $109 million or 48% of revenue.
•SG&A expense of $75 million or 33% of revenue.
•Net loss of $(9) million.
•Adjusted EBITDA2 of $71 million or 31% of revenue.
•Cash Flow from Operations of $17 million.
•Capital expenditures of $9 million.
•Free Cash Flow1 of $8 million.

First Quarter 2023 Financial Overview
Revenue for the first quarter 2023 was $227 million, up 12% from $202 million for the first quarter 2022, and up 1% from $226 million for the fourth quarter 2022. The increase in revenue for the first quarter 2023 compared to the first quarter 2022 was driven primarily by strength from retail and wholesale adult use sales in New Jersey and Connecticut, slightly offset by retail declines in Pennsylvania.

Gross profit for the first quarter 2023 was $109 million or 48% of revenue, up from $99 million or 49% of revenue for the first quarter 2022, and up from $103 million or 46% of revenue for the fourth quarter 2022. The increase in gross profit for the first quarter 2023 compared to the first quarter 2022 was driven primarily by the lack of inventory step up and higher sell-through, slightly offset by negative inventory reduction impacts.

SG&A expense for the first quarter 2023 was $75 million or 33% of revenue, down from $90 million or 44% of revenue for the first quarter 2022, and down from $81 million or 36% of revenue for the fourth quarter 2022. The decrease in SG&A expense for the first quarter 2023 compared to the first quarter 2022 was driven primarily by optimized headcount, decreased earnouts and lower employee stock compensation expense.

Net loss for the first quarter 2023 was $(9) million, versus a slight loss in the first quarter 2022, and $(216) million for the fourth quarter 2022. The increase in net loss for the first quarter 2023 compared to the first quarter 2022 was driven by an increase in interest and tax expense.

Adjusted EBITDA2 for the first quarter 2023 was $71 million or 31% of revenue, down from $87 million or 43% of revenue for the first quarter 2022, and down from $79 million or 35% of revenue for the fourth quarter 2022.

Cash Flow from Operations for the first quarter 2023 was $17 million, down from $34 million for the first quarter 2022.

Capital expenditures for the first quarter 2023 were $9 million, down from $48 million for the first quarter 2022.

Free Cash Flow1 for the first quarter 2023 was $8 million, up from $(14) million for the first quarter 2022.

2023 Guidance
•The Company reiterates its guidance of $50-75 million in Free Cash Flow1 and tightens its range of Capital Expenditure guidance to $35-50 million.

First Quarter 2023 and Subsequent Operational Highlights
•On January 10, 2023, Verano welcomed Connecticut Lieutenant Governor Susan Bysiewicz and cannabis customers at the Company's Zen Leaf Meriden dispensary to commemorate the state's launch of adult use sales.
•Expanded the Company's retail footprint across multiple markets by opening the following new stores:
◦Zen Leaf Clifton Heights, the Company's 16th affiliated Pennsylvania dispensary;
◦Four MÜV dispensary locations in Navarre, Orlando, West Palm Beach, and Winter Springs, Florida, raising the Company's total retail footprint to 66 storefronts statewide;
◦Zen Leaf Buckhannon, the Company's fifth West Virginia dispensary.
•Drove further progress with the Company's local social equity partners towards opening six additional social equity joint venture dispensaries across Connecticut.
•Completed conversion of all outstanding Class B proportionate voting shares into Class A subordinate voting shares.
•Active operations span 13 states, comprised of 126 dispensaries and 14 cultivation and processing facilities with more than one million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of March 31, 2023, the Company’s current assets were $316 million, including cash and cash equivalents of $95 million. The Company had a working capital deficit of $(48) million and total debt, net of issuance costs, of $415 million.

The Company’s total Class A subordinate voting shares outstanding was 342,330,264 as of March 31, 2023.

Conference Call and Webcast
A conference call and audio webcast with analysts and investors will be held on May 10, 2023 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://conferencingportals.com/event/JCtRbgFn
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On May 10, 2023, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/527580779
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1 Free Cash Flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP Cash Flow from Operations, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The reconciliation of Free Cash Flow to U.S. GAAP Cash Flow from Operations is set forth below in the tables included in this news release.
2 Adjusted EBITDA is a non-U.S. GAAP financial measure. It is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most comparable U.S. GAAP financial measure to Adjusted EBITDA is net income. The reconciliation of Adjusted EBITDA to U.S. GAAP net income is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA margin,” and “Free Cash Flow” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net earnings from operations before interest expense and tax expenses, EBITDA as net earnings from operations before interest expense, tax expense, depreciation, and amortization, Adjusted EBITDA as income attributable to the Company plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items, and Free Cash Flow as Cash Flow from Operations less Capital Expenditures. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of high-quality, innovative cannabis products sold under its trusted portfolio of consumer brands, Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult use markets. Learn more at www.verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications

steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the three months ended March 31, 2023 March 31, 2022, and December 31, 2022.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations
($ in Thousands)

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenues, net of discounts	$227,060	$225,927	$202,235
Cost of Goods Sold, net	117,875	122,591	103,618
Gross Profit	109,185	103,336	98,617
Gross Profit %	48%	46%	49%
Operating Expenses
Selling, General and Administrative	75,243	81,038	89,560
Loss on Impairment of Intangibles – Goodwill	—	113,031	—
Loss on Impairment of Intangibles – License	—	116,151	—
Total Operating Expenses	75,243	310,220	89,560
Income (Loss) from Investments in Associates	(160)	(93)	2,005
Income (Loss) from Operations	33,782	(206,977)	11,062
Other Income (Expense):
Gain (Loss) on Disposal of Property, Plant and Equipment	67	(408)	(990)
Gain on Deconsolidation	—	—	9,558
Gain on Previously Held Equity Interest	—	—	14,099
Loss on Debt Extinguishment	(663)	(7,987)	—
Interest Expense, net	(15,906)	(15,349)	(10,671)
Other Income, net	1,803	14,083	2,534
Total Other Income (Expense), Net	(14,699)	(9,661)	14,530
Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	19,083	(216,638)	25,592
Provision for Income Tax (Expense) Benefit	(28,320)	528	(25,515)
Net Income Attributable To Non-Controlling Interest	—	—	291
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(9,237)	(216,110)	(214)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Cash and Cash Equivalents	$95,129	$84,851
Other Current Assets	220,628	233,424
Property and Equipment, Net	523,103	525,905
Intangible Assets, Net	1,157,901	1,180,766
Goodwill	269,088	269,088
Other Long-Term Assets	103,117	102,021
Total Assets	$2,368,966	$2,396,055

Total Current Liabilities	$363,386	$386,645
Total Long-Term Liabilities	669,109	667,860
Total Shareholders' Equity	1,336,471	1,341,550
Non-Controlling Interest	$—	—
Total Liabilities and Shareholders' Equity	$2,368,966	$2,396,055

VERANO HOLDINGS CORP.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Non-U.S. GAAP)

	Three Months Ended March 31,
	2023	2022
($ in thousands)	(Unaudited)	(Unaudited)
Net Cash Provided by Operating Activities	$16,862	$34,457
Purchase of property, plant, and equipment	(8,555)	(48,300)
Free Cash Flow	8,307	(13,843)

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss	$(9,237)	$(216,110)	$(214)
Interest Expense, Net	15,906	15,349	10,671
Income Tax Expense (Benefit)	28,320	(528)	25,515
Depreciation and Amortization - COGS	18,522	18,580	19,725
Depreciation and Amortization - SG&A	16,534	16,578	14,709
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$70,045	$(166,131)	$70,406

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP)

	For the Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp.	$(9,237)	$(216,110)	$(214)
Interest Expense, Net	15,906	15,349	10,671
Income Tax Expense (Benefit)	28,320	(528)	25,515
Earnings Before Interest and Taxes (EBIT)	$34,989	$(201,289)	$35,972

COGS Add-backs:
Depreciation and Amortization	18,522	18,580	19,725
Acquisition, Transaction and Other Non-operating Costs	—	695	4,612
Employee Stock Compensation	586	2,231	1,051

SG&A Add-backs:
Depreciation and Amortization	16,534	16,578	14,709
Acquisition, Transaction and Other Non-operating Costs	494	1,043	12,252
Employee Stock Compensation	(42)	2,599	9,861

Impairment - Goodwill & License	—	229,182	—

Acquisition Adjustments and Other Income (Expense), net	$(448)	$9,094	$(10,980)

Adjusted EBITDA	$70,635	$78,713	$87,202